UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2010

BOLT TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	001-12075	06-0773922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Duke Place, Norwalk, Connecticut	06854
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code	(203) 853-0700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2010, Bolt Technology Corporation announced the appointment of Michael C. Hedger as Executive Vice President of Bolt, effective immediately.  In this capacity, Mr. Hedger will have responsibility for the day-to-day management of Bolt’s business operations across all three business segments.  A copy of the press release announcing Mr. Hedger’s appointment is furnished as Exhibit 99.1 to this report.

Mr. Hedger, 54, has been a director of Bolt since 2007.  Mr. Hedger will continue as President of Bolt’s wholly-owned subsidiary, A-G Geophysical Products, Inc. (“A-G”).  Mr. Hedger has been employed by A-G since 1991 and served in various capacities, including Vice President-Sales, prior to becoming President of A-G in 2002.  No changes were made to Mr. Hedger’s compensation arrangements as a result of his appointment as Executive Vice President of Bolt.

Information relating to compensation received by Mr. Hedger in his capacity as President of A-G has been previously disclosed in Bolt’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 23, 2009, and is incorporated herein by reference.

Mr. Hedger’s brother is employed in the engineering department of the seismic energy source segment with an annual compensation package of approximately $120,000.

Section 9—Financial Statements and Exhibits

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits. The following exhibit is furnished pursuant to Item 5.02.

Exhibit No.	Description

99.1	Press Release issued March 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT TECHNOLOGY CORPORATION

By:	/s/ Joseph Espeso
Joseph Espeso
(Senior Vice President, Finance
and Chief Financial Officer)

Dated:  March 17, 2010

Exhibit Index

Exhibit No.	Description

99.1	Press release issued March 17, 2010.